UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2017, Cindy C. Payne, Chief Financial Officer of Akoustis Technologies, Inc. (the “Company”), notified the Company of her intention to step down from her position as Chief Financial Officer, effective upon the later to occur of the expiration of her employment agreement or the appointment of her successor. Ms. Payne’s employment agreement expires June 15, 2017. Upon the effectiveness of Ms. Payne’s resignation, she will serve the Company as Vice President of Finance pursuant to the terms of an offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Pursuant to the terms of her offer letter, Ms. Payne will receive an annual base salary of $150,350 and will be eligible to receive a cash bonus of up to 50% of her base salary if certain operational, financial, or other milestones are met. She will also be eligible to participate in any other bonus or incentive program established by the Company for its senior executives, including the Company’s 2016 Stock Incentive Plan. The offer letter also includes a 12-month non-solicitation period with respect to the Company’s customers and employees and provides that Ms. Payne’s employment with the Company shall be “at will.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Offer Letter from Akoustis Technologies, Inc. to Cindy C. Payne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  May 26, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter from Akoustis Technologies, Inc. to Cindy C. Payne